EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
EASY VOTING OPTIONS:
VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours
VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours
VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope
VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on June 8, 2016

Please detach at perforation before mailing.
PROXY                  CALVERT SOCIAL INVESTMENT FUND         PROXY
JOINT SPECIAL MEETING OF SHAREHOLDERS to be held June 8, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES.
The undersigned, revoking previous proxies, hereby appoint(s) Lancelot A. King, Esq., Andrew K. Niebler, Esq., and Robert D. Benson, Esq. and each of them separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote at the Joint Special Meeting of Shareholders of Calvert Large Cap Core Portfolio, a series of Calvert Social Investment Fund, and Calvert Global Value Fund and Calvert Global Equity Income Fund, each a series of Calvert SAGE Fund, to be held in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Wednesday, June 8, 2016, at 9:00 a.m. Eastern Time, and at any adjournment thereof (the “Meeting”) as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting.

Receipt of the Notice of Joint Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement is hereby acknowledged.
IF NO SPECIFICATIONS ARE MADE FOR THIS PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the
Calvert Social Investment Fund Shareholder Meeting to Be Held on June 8, 2016.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The Board of Trustees recommends that you vote FOR the following Proposal:
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ▪
FOR AGAINST ABSTAIN

1.
To approve a proposed Agreement and Plan of Reorganization (the “Large Cap Core Reorganization Plan”), providing for the transfer of all of the assets of Calvert Large Cap Core Portfolio to Calvert Equity Portfolio in exchange for Class A, Class C, Class I and Class Y shares of Calvert Equity Portfolio and the assumption by Calvert Equity Portfolio of the liabilities of Calvert Large Cap Core Portfolio. The Large Cap Core Reorganization Plan also provides for the distribution of these Calvert Equity Portfolio shares to the holders of the corresponding class of shares of Calvert Large Cap Core Portfolio in liquidation and subsequent termination of Calvert Large Cap Core Portfolio.

2.    To consider and act upon any other business that may properly come before the Meeting.
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the
Calvert Social Investment Fund Shareholder Meeting to Be Held on June 8, 2016.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The Board of Trustees recommends that you vote FOR the following Proposal:
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ▪
FOR AGAINST ABSTAIN

1.
To approve a proposed Agreement and Plan of Reorganization (the “Global Value Reorganization Plan”), providing for the transfer of all of the assets of Calvert Global Value Fund to Calvert Equity Portfolio in exchange for Class A, Class C, Class I and Class Y shares of Calvert Equity Portfolio and the assumption by Calvert Equity Portfolio of the liabilities of Calvert Global Value Fund. The Global Value Reorganization Plan also provides for the distribution of these Calvert Equity Portfolio shares to the holders of the corresponding class of shares of Calvert Global Value Fund in liquidation and subsequent termination of Calvert Global Value Fund.

2.    To consider and act upon any other business that may properly come before the Meeting.
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the
Calvert Social Investment Fund Shareholder Meeting to Be Held on June 8, 2016.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The Board of Trustees recommends that you vote FOR the following Proposal:
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ▪
FOR AGAINST ABSTAIN

1.
To approve a proposed Agreement and Plan of Reorganization (the “Global Equity Income Reorganization Plan”), providing for the transfer of all of the assets of Calvert Global Equity Income Fund to Calvert Equity Portfolio in exchange for Class A, Class C, Class I and Class Y shares of Calvert Equity Portfolio and the assumption by Calvert Equity Portfolio of the liabilities of Calvert Global Equity Income Fund. The Global Equity Income Reorganization Plan also provides for the distribution of these Calvert Equity Portfolio shares to the holders of the corresponding class of shares of Calvert Global Equity Income Fund in liquidation and subsequent termination of Calvert Global Equity Income Fund.

2.    To consider and act upon any other business that may properly come before the Meeting.
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.